UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 3, 2021
Date of Report (date of earliest event reported)

RAYMOND JAMES FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Florida	1-9109		59-1517485
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

880 Carillon Parkway	St. Petersburg	Florida	33716
(Address of principal executive offices)			(Zip Code)

(727) 567-1000
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	RJF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01 Other Events

Pursuant to its previously announced plans, on May 3, 2021 (the “Redemption Date”), Raymond James Financial, Inc. (the “Company”) redeemed the remaining $151,924,000 principal amount outstanding of its 5.625% senior notes due 2024 (the “2024 Notes”) and the remaining $266,390,000 principal amount outstanding of its 3.625% senior notes due 2026 (the “2026 Notes” and, together with the 2024 Notes, the “Existing Notes”).

The total cash paid to redeem the remaining Existing Notes was approximately $473 million, which included accrued and unpaid interest of $2 million and a make-whole premium of $52.9 million.

The redemption price for the 2024 Notes was equal to accrued and unpaid interest to the Redemption Date plus the greater of (i) 100% of the principal amount of the 2024 Notes or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon, discounted to the Redemption Date on a semi-annual basis at a discount rate equal to the Treasury Rate (as defined in the 2024 Notes and the relevant indenture), plus 50 basis points. The redemption price for the 2026 Notes was equal to accrued and unpaid interest to the Redemption Date plus the greater of (i) 100% of the principal amount of the 2026 Notes or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon, discounted to the Redemption Date on a semi-annual basis at a discount rate equal to the Treasury Rate (as defined in the 2026 Notes and the relevant indenture), plus 35 basis points.

The Bank of New York Mellon Trust Company, N.A., as trustee under the indenture for the Existing Notes (the “Trustee”), acted as the paying agent for the Company in connection with the redemption. The Company utilized proceeds from issuance on April 1, 2021 of its 3.750% Senior Notes due April 2051 and cash on hand for the redemption of the Existing Notes. Pursuant to the Company’s previously announced tender offers to purchase any and all of the Existing Notes, (i) an aggregate of $98,076,000 in aggregate principal amount of the 2024 Notes and (ii) an aggregate of $233,610,000 in aggregate principal amount of the 2026 Notes were repurchased by the Company in April 2021. The make-whole premium for the Existing Notes repurchased in the tender offers was $41.0 million. The aggregate of the make-whole premiums paid on the Existing Notes, unamortized debt issuance costs, and third-party execution costs of the redemptions are expected to approximate $97 million, which will be reflected as a loss on extinguishment of debt in the Company’s financial statements for the period ended June 30, 2021.

As a result of redemption of the Existing Notes, the Fourth Supplemental Indenture, dated as of March 26, 2012, for the 2024 Notes, between the Company and the Trustee, and the Fifth Supplemental Indenture, dated as of July 12, 2016, for the 2026 Notes, between the Company and the Trustee, have been satisfied and discharged in accordance with their terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: May 5, 2021	By:	/s/ Paul M. Shoukry
Paul M. Shoukry
Chief Financial Officer and Treasurer